UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14C INFORMATION
                            Information Statement
                           Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[X]     Preliminary Information Statement
[ ]     Definitive Information Statement


                          OAK BROOK CAPITAL II, INC.
               (Name of Registrant as specified in its charter)


Payment of Filing Fee (Check the Appropriate Box):  N/A

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[ ]  Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)   Title of each class of securities to which transaction applies:
___________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:
___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4)   Proposed maximum aggregate value of transaction:
___________________________________________________________________________

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                               PRELIMINARY COPY

OAK BROOK CAPITAL II, INC.
360 Thames Street
Newport, RI 02840

July 15, 1999

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Oak Brook Capital II, Inc. ("Oak Brook") to be held at 9:00 a.m. local time on August 4, 1999, at 360 Thames Street, Newport, RI 02840.

The Special Meeting is being held for the purpose of finalizing and voting upon a proposed amendment to the Company's Articles of Incorporation to change the Company's name to "Americas Power
Partners, Inc." and to approve the Plan of Merger whereby a change in control of Oak Brook will occur.

We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

Sincerely,

Gerard Werner
Vice President

OAK BROOK CAPITAL II, INC.
360 Thames Street
Newport, RI 02840

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

August 4, 1999
_______________________________________________________________________________

To the Stockholders of OAK BROOK CAPITAL II, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned, being the Chairman of the Board of Directors of OAK BROOK CAPITAL II, INC., provides that:

______________________________________________________________________________

Notice is hereby given that a special meeting of the stockholders of OAK BROOK CAPITAL, II, INC. (hereinafter collectively referred to as "OAK BROOK" and/or the "Corporation"), Colorado development stage corporation, will be held at the Corporation headquarters, 360 Thames Street, Newport, Rhode Island, on August 4, 1999, at 10:00 a.m., Eastern Daylight Time ("CDT").

______________________________________________________________________________

The purpose of the meeting is to consider and to act upon:

     (i) a proposed name change from OAK BROOK CAPITAL II, INC. to "AMERICAS POWER PARTNERS, INC." ("Name Change");

     (ii) Plan of Merger (the "Merger"), pursuant to Section 7-111-101 through 7-111-108 of the Colorado Business Corporation Act ("CBCA"), whereby AMERICAS POWER PARTNERS, INC. (hereinafter referred to as "Disappearing Corporation" or "APP") will be merged into OAK BROOK CAPITAL, II, INC.; and

Only stockholders of record at the close of business on July 15, 1999 (the "Record Date"), will be entitled to notice of and to vote at the special meeting. The stock transfer books of the Corporation will be closed as of said Record Date until the effective date of the Merger, or until August 4, 1999, whichever is the first to occur. As of the Record Date, the Corporation had outstanding 1,228,000 shares of common stock entitled to one vote per share. The affirmative vote of the holders of a majority of the Corporation's outstanding common stock is required to approve the Name Change and Merger.

Certain Officers, Directors and Affiliates of the Corporation own in excess of 50.00% of the outstanding common stock of the Corporation and have advised the Corporation that they intend to vote in favor of the Name Change and Merger. Consequently, the Name Change and Merger will be approved at the special meeting of stockholders regardless of whether other stockholders vote in favor of or against the proposed Name Change and Merger.

Provided any Oak Brook shareholder does not elect to accept an equity position in APP, in lieu thereof, each holder of Oak Brook shares will be paid the fair value thereof as determined by the Board of Directors.

The Board of Directors has determined the fair value of each share of capital stock to be $.0038 per share. The determination of the per share fair value was computed by reference to the book value of the capital stock of the Corporation as of June 15, 1999.

Upon the approval of the name changes and Merger, the Corporation and APP will immediately file appropriate Articles of Merger, in accordance with Colorado and Delaware law, to effect the change in the issued and outstanding common stock of Oak Brook. The Merger will become effective upon the filing of such Articles. Upon the filing, and without any further action being required by the Corporation or APP.

In order to obtain the fair market value payment for Oak Brook shares, a stockholder must mail or deliver their intention as of the Record Date, and being subject to Merger, to the following address:

     Mark T. Thatcher, Chairman
     Oak Brook Capital I, Inc.
     360 Thames Street
     Newport, RI 02840

The Board of Directors of the Corporation believe that the Merger will be in the best interest of Oak Brook stockholders who will ultimately receive common stock in APP.

Stockholders may be entitled to assert the above stated dissenter's rights (fair market value of $.0038 per share) within ten (10) business days as a result of this transaction as explained in Section 7-111 of the CBCA.

If there are any questions or any further information is required with respect to the proposed Merger and the transactions contemplated thereby, please call Mark T. Thatcher, Esq., special counsel to the Corporations at (401) 841-9444.

By order of the Board of Directors,

/s/ Mark T. Thatcher
___________________________________
MARK T. THATCHER,
Chairman

DATED: July 15, 1999


OAK BROOK CAPITAL II, INC.
360 Thames Street
Newport, RI 02840

                               _________________

                             INFORMATION STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                           To be held August 4, 1999

                               _________________

GENERAL INFORMATION

This Information Statement is furnished in connection with a Special Meeting of Shareholders called by the Board of Directors (the "Board") of Oak Brook Capital II, Inc. ("Oak Brook"), to be held at 360 Thames Street, Newport, Rhode Island, 02840, at 10:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to Oak Brook's shareholders on or about July 15, 1999.

All shares of Oak Brook's common stock ("Common Stock"), represented either in person or by proxy will be eligible to be voted at the Meeting.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

Oak Brook Capital II, Inc. (the "Company") was incorporated under the laws of the State of Colorado on May 15, 1998. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. The Company elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act").

On August 2, 1999, the Company and certain of its shareholders, including its principal shareholders, will enter into a Plan of Merger (the "Plan") with Americas Power Partners, Inc., a Delaware corporation ("APP"). The Plan contemplates a series of transactions which will result in a change of control of the Company. The transactions include (i) completion of the issuance of approximately 8,641,694 restricted shares of the Company's common stock (the "Exchange Shares") to be exchanged for all of the issued and outstanding common stock of APP; (ii) a one for one exchange of said 8,641,694 Exchange Shares with 8,641,694 shares of APP common stock; and (iii) voluntary surrender of approximately 805,200 shares by the officers and directors of the Company.

In conjunction with execution of the Plan certain shareholders of the Company will enter into Stock Purchase Agreements. Pursuant to these agreements, in conjunction with closing under the Plan, certain non-affiliated persons designated by APP will purchase approximately 805,200 shares of common stock, for an aggregate purchase price of $100,000.

Following completion of the transactions contemplated by the Plan and the Stock Purchase Agreements, APP will control the Company and the Company will have a total of approximately 9,069,694 shares of common stock issued and outstanding. Current shareholders of the Company will own approximately 428,000 shares, or approximately 4.7% of the issued and outstanding common stock, and there will be a change in control of the Company. As a result of the Plan, the current shareholders of APP will own approximately 9,069,694 shares, or approximately 95.3% of the issued and outstanding common stock of the Company, and accordingly will be in a position of control.

In conjunction with completion of the transactions contemplated by the Plan, the current directors and officers of the Company will resign, the out-going directors will appoint successors designated by APP, and the new directors will appoint new executive officers.

The Plan was approved by the Company's Board of Directors and will be approved by the Company's shareholders prior to closing thereunder.

Following closing under the Plan, all of the Company's business activities are expected to be conducted through APP. Although the Company expects to adopt the assumed name of "Americas Power Partners, Inc." prior to closing, the Plan requires the Company to take the steps necessary to amend its Articles of Incorporation in order to formally change its corporate name to Americas Power Partners, Inc.

The Special Meeting of Shareholders to be held at 10:00 am on August 4, 1999, at 360 Thames Street, Newport, Rhode Island 02840, has been called for the sole purpose of voting upon an amendment to the Company's Articles of Incorporation to change its name to APP, Inc.

Record Date

Shareholders of record at the close of business on July 15, 1999 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 1,228,000 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Special Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Voting

Each shareholder of record is entitled to one vote for each share of Common Stock registered in his name. One-third of the outstanding common stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

Once a quorum is present, the proposal to amend the Company's Articles of Incorporation will require the affirmative vote of a majority of the shares represented at the meeting.

As of the record date for the Meeting, the sole officers and directors, held voting power with respect to an aggregate of 1,105,200 shares (representing approximately 90% of the issued and outstanding common stock). Each of these individuals has advised the Company that he intends to vote, or to direct the vote of his shares, in favor of the proposed amendment of the Company's Articles of Incorporation. Accordingly, the Company has determined that there is not need to solicit proxies for the Meeting.


DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers who approved adoption of the Plan and who are serving the Company as of the record date are as follows:


Name                    Age               Positions Held and Tenure


Gerard Werner           28                Vice President and a Director
                                          since May, 1998


Name                    Age               Positions Held and Tenure


Mark T. Thatcher        34                President and Director
                                          since May, 1998

There are no family relationships between any of the directors or officers of the Company.

The Company has no standing audit, nominating or compensation committees of the board of directors, or any committees performing similar functions.

The Company's board of directors has not held any formal meetings during the fiscal year ending December 31, 1999.


DESIGNEES OF APP AS COMPANY DIRECTORS

The following table sets forth the name, age and position of each of the persons expected to be designated by APP to be appointed to the Company's Board of Directors and each of the persons expected to be appointed as an executive officer of the Company following completion of the transactions contemplated by the Plan:


Name and                                  Beneficially
Address                   Age             Owned Shares

David Pequet                              4.48%
105 E. First Street
Hinsdale, IL  60621

Mark Margason                             4.48%
105 E. First Street
Hinsdale, IL

Theodore Bogard                           4.48%
1030 Eulalia Road, NE
Atlanta, GA 30319


OFFICERS

The names, titles and address of the persons who, upon the effective date of the Plan, shall constitute the officers of Oak Brook, and who shall hold office, subject to the By-Laws, until the first meeting of directors following the next annual meeting of shareholders, are as follows:

Name                Title                       Address

David Pequet        Chairman of the Board       105 E. First Street, Suite 101
                                                Hinsdale, IL 60521

Mark Margason       Chief Executive Officer     105 E. First Street, Suite 101
                                                Hinsdale, IL 60521

Thomas Smith        President                   222 West 3rd Street.
                                                Hinsdale, IL 60521

Larry G. Cox        Executive Vice President    4300 Bay Area Blvd., Suite 1731
                                                Houston, TX 77058

Theodore Bogard     Executive Vice President    1030 Eulalia Road, NE
                                                Atlanta, GA 30319

Biographical Information:

David Pequet, Engineering degree from Michigan State University 1974. Co-founder of MPI Investment Management, Mr. Pequet began his career in the securities industry in 1976. Mr. Pequet started the advisory firm, MPI Investment Management in 1986. MPI manages over $100 million dollars of pension fund moneys across the United States and overseas. During the past 11 years MPI has been nationally ranked several times for its superior investment performance. Prior to starting MPI, he was a leading fixed income specialist at Prudential Bache Securities. For the past three years he has directed power project development for Americas Power Holdings and its subsidiary companies. Mr. Pequet is also active in investment banking and sits on the board of directors of several corporations. Mr. Pequet is Chairman of the Board of Directors for Americas Power Partners.

Mark Margason, B.S.B.A. degree from the University 1977, MBA in finance from the University of Denver 1979. Mr. Margason has a fifteen-year banking and investment banking career in Chicago Illinois with American National Bank and Trust Company of Chicago, Mellon Bank, and Citicorp North America leveraged capital division. Mr. Margason has banking and operational management experience in a broad range of energy industries. Mr. Margason has served on the Board of Directors of an integrated natural gas resources company and directed power plant developments for Americas Power Holdings. Mr. Margason is CEO for Americas Power Partners.

Thomas W. Smith, B.S.B.A. degree from Miami University in Oxford, Ohio. Mr. Smith has over eighteen years experience in the development, project management, construction, operation and maintenance of power projects worldwide. He has obtained expert knowledge in equipment technologies for gas turbines, steam turbines, hydro turbines, reciprocating engines and steam systems. His project relations include fuel suppliers, engineering companies, construction firms, equipment manufacturers, O&M organizations, utilities and environmental agencies. Mr. Smith has served as Partner for Alternative Energy Consultants, VP of Project Development for Polsky Energy Corporation, VP of Sales and Marketing for U.S. Turbine Corporation (U.S.T.), National Sales Manager for International Power Technology (I.P.T.) and in various capacities for Westinghouse Electric Corporation. Mr. Smith is President of Americas Power Partners.

Larry G. Cox, P.E., B.S. Degrees from United States Naval Academy 1960, ten years in the nuclear submarine navy, eleven years in the Production Department of Exxon Company, USA and fourteen years with Parsons Corporation as a Principal Project Manager. Retired Captain in U.S. Navy Reserves.
Co-founder, President and four years with International Development Engineering Associates, Inc. an international power development engineering firm. Mr. Cox has 37 year of experience in business and project management. Project management experience includes numerous oil and gas production, transportation and processing projects on the Gulf Coast of Texas, the then record depth Santa Ynex offshore production project in California, the $1.5 billion Arco/Exxon East-Side Prudhoe Bay, the $900 million Endicot offshore Arctic production project and numerous refinery, environmental and international power development projects. Operations and maintenance management experience includes the then-largest 2 billion scf/d gas compression horsepower Exxon Gas System and major US oil field with oil and gas production, gas compression and power generation and distribution. Mr. Cox is Executive Vice President of Engineering for Americas Power Partners.

Theodore Bogard, B.A. degree from Washington State University 1979, Business Management and Marketing. Eight years logistics experience on Alaska pipeline with Alyeska Trans Company and in Sudan Africa with Chevron Overseas Oil Exploration Group. Four years experience as partner in commercial real estate development company in Atlanta Georgia. Six years experience as partner of high-temp alloy metals recycling company in southeast United States. Mr. Bogard is Executive Vice President of Project Development and a founding shareholder of Americas Power Partners.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Special Meeting was July 15, 1999. As of the Record Date, the Company had a total of 1,228,000 shares of Common Stock issued and outstanding. After giving effect to the 1 for 1 Exchange Shares, the proposed voluntary surrender of shares, and the issuance of shares in the share exchange transaction, all of which are contemplated by the Plan, the Company will have a total of approximately 9069,694 shares issued and outstanding. The following table sets forth, as of July 15, 1999, the number of shares of Common Stock currently owned of record and beneficially by current executive officers, directors, persons who hold 5% or more of the outstanding Common Stock of the Company and by current officers and directors as a group after giving effect to the Plan. The table also reflects the number of shares which are expected to owned by such persons following completion of the all the transactions contemplated by the Plan.


                                 Number of Shares           Percent of
                                Owned Beneficially          Class Owned
Name and                              After                    After
Address                       Current          Reorg.   Current       Reorg.

Gerard Werner, Esq.
C/O Law Offices of
Mark T. Thatcher
360 Thames Street
Newport, RI 02840             552,600          150,000  45.00%        1.70%

Mark T. Thatcher
360 Thames Street
Newport, RI 02840             552,600          150,000  45.00%        1.70%

All directors and executive
officers as a group
(2 persons)                   1,105,200        300,000  90.00%        3.30%


Change in Control

Upon closing under the Plan, APP shareholders will own 8,641,694 shares, representing approximately 95.3% of the Company's issued and outstanding Common Stock, and the current Oak Brook shareholders will own 428,000 shares, or 4.7% of the Company's issued and outstanding Common Stock. As a result, a change in control of the Company will have occurred.

[FN]The person listed is an officer, a director, or both, of the Company.


PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has unanimously approved, the recommends for shareholder approval, the amendment of the Company's Articles of Incorporation in order to change the Company's name to Americas Power Partners, Inc. Approval of the amendment will not result in any other amendment or change to the Company's Articles of Incorporation. The amendment is proposed in conjunction with the anticipated closing under the Plan between the Company and Americas Power Partners, Inc., a Delaware corporation. In the event the Company does not close under the Plan, the Company will not adopt the proposed amendment to its Articles of Incorporation.

PROPOSAL TWO

APPROVAL OF THE PLAN OF MERGER

The Board of Directors has unanimously approved, the recommends for shareholder approval, a Plan of Merger (the "Merger"), pursuant to Section 7-111-101 through 7-111-108 of the Colorado Business Corporation Act ("CBCA"), whereby APP, INC. will be merged into OAK BROOK CAPITAL, II, INC.


OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting.

                                *******

             THIS INFORMATION STATEMENT IS PROVIDED TO YOU
           FOR INFORMATION PURPOSES ONLY.  NO ACTION ON YOUR
                      PART IS SOUGHT OR REQUIRED.

                         Newport, Rhode Island

                             July 15, 1999